EXHIBIT 10.16



FIFTH AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT


     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT is made as of the _17th_ day of November, 1994, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation ("Consignor"); and TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN & COUNTRY FINE JEWELRY GROUP, INC., Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour") and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are hereinafter referred to, jointly and severally, as "Buyer").

W I T N E S S T H  T H A T:

     WHEREAS, Consignor and Buyer are parties to a certain Amended and Restated Consignment Agreement dated as of May 14, 1993, as previously amended by a certain First Amendment to Amended and Restated Consignment Agreement dated as of October 20, 1993, a certain Second Amendment to Amended and Restated Consignment Agreement dated as of December 1, 1993, a certain Third Amendment to Amended and Restated Consignment Agreement dated as of July 20, 1994, a certain Fourth Amendment to Amended and Restated Consignment Agreement dated August 31, 1994, (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. The definition of "Consignment Limit" set forth in the Section one of the Agreement is hereby amended to read in its entirety as follows:

     ""Consignment Limit" shall mean that amount calculated from time to time as
(1) the least of :

          (a) (i) prior to December 1, 1994, Forty-five Thousand (45,000) troy ounces of fine gold, (ii) from December 1, 1994, through and including December 31, 1994, thirty-eight thousand four hundred two (38,402) troy ounces of fine gold,

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(iii) from January 1, 1995 through and including January 31, 1995,  thirty-seven thousand two hundred twenty-seven (37,227) troy ounces of fine gold, and (iv) after January 31, 1995, thirty-six thousand fifty-one (36,051) troy ounces of fine gold;

          (b) subject to the provisions of Section 5 hereof, Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metals for which the Purchase Price has been agreed but as to which payment has not been received by Consignor) equal to (i) prior to December 1, 1994, Twenty Million Dollars ($20,000,000); (ii) from December 1, 1994 through and including December 31, 1994, Sixteen Million Three Hundred Twenty Thousand Eight Hundred Fifty Dollars ($16,320,850); (iii) from January 1, 1995 through and including January 31, 1995, Fifteen Million Eight Hundred Twenty-One Thousand Four Hundred Seventy-Five Dollars ($15,821,475), and after January 31, 1995, Fifteen Million Three Hundred Twenty-One Thousand Six Hundred Seventy-Five Dollars ($15,321,675); or

          (c) eighty-three percent (83%) of Buyer's inventory of Precious Metals (including for such purpose, Consigned Precious Metal and, for the purposes of paragraph 1 of Section 2 hereof, the Precious Metal requested by Buyer but excluding (i) Precious Metals owned, leased or consigned by any other party (Precious Metal purchased by Buyer pursuant to term receivable or other financing arrangement which remain unpaid shall be included as Consigned Precious Metal), (ii) the amount of Precious Metal necessary to satisfy the aggregate Precious Metal equity requirements of other Consignors, (iii) Precious Metal included in Balfour Purchased Inventory or the Zale

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Consigned  Inventory (as defined in the Intercreditor  Agreement),  and (iv) the amount of Buyer's Precious Metal, if any, outstanding in the possession of foreign Subsidiaries or foreign sales representatives in excess of the amount permitted by Section 12(h) hereof),

          minus:

     (2) twenty percent (20%) of the aggregate face amount of all outstanding Forward Contracts."

     2. To induce Consignor to enter into this Amendment, Buyer hereby (a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenants set forth in the Agreement, and (b) except as disclosed in writing to Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof, and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference the term "this Agreement" shall be amended to refer to "this Amendment".

     3. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

     4. Buyer hereby covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by Consignor (including reasonable fees and disbursements of its counsel) in connection with the preparation and implementation of this Amendment.

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by the duly authorized officers as of the date first above written.

                         L.G. BALFOUR COMPANY, INC.

                       By:__/s/ Francis X. Correra_______
                          Title: Exec. V.P. & Director


                         TOWN & COUNTRY CORPORATION

                       By:__/s/ Francis X. Correra_______
                        Title: Sr. Vice President & CFO


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                         GOLD LANCE, INC.

                       By:__/s/ Francis X. Correra_______
                          Title: Treasurer & Director


                         TOWN & COUNTRY FINE JEWELRY
                         GROUP, INC.

                       By:__/s/ Francis X. Correra_______
                              Title:  V.P., Treasurer & Director


FLEET PRECIOUS METALS INC.

By:__/s/ Anthony J. Capuano_______
     Title:  Vice President



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